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                                                                     EXHIBIT 4.1

NUMBERS

COMMON STOCK

[LOGO]

SOURCE INTERLINK COMPANIES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. AND RIDGEFIELD PARK, N.J.

SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 836151 20 9

This certifies that

is the owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF SOURCE INTERLINK COMPANIES, INC. transferable on the books of the Corporation by the owner in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and Bylaws of the Corporation and all amendments thereto (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof, assents. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

In Witness Whereof, the Corporation has caused this certificate to be signed by its duly authorized officers, and its corporate seal to be hereunto affixed.

Dated:

/S/
SECRETARY

[SEAL]

/S/
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

MELLON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

[REVERSE OF CERTIFICATE]

SOURCE INTERLINK COMPANIES, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -- as tenants in common

TEN ENT -- as tenants by the entireties

JT TEN -- as joint tenants with right of survivorship and not as tenants in common

TOD -- transfer on death direction in event of owner's death, to person named on face

UNIF GIFT MIN ACT -- as Custodian for
(Cust) (Minor)

under Uniform Gifts to Minors Act
(State)

UNIF TRAN MIN ACT -- as Custodian for
(Cust) (Minor)

under Uniform Transfers to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.



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For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

Keep this certificate in a safe place. If it is lost, stolen or destroyed the Corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.